Exhibit 2.2




                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                       AMERICAN WEST NURSING CENTERS, INC.

             (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)

                                      TABLE OF CONTENTS
                                                                                  Page

ARTICLE I     OFFICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     SECTION 1.     Registered Office. . . . . . . . . . . . . . . . . . . . . . .   1
     SECTION 2.     Other Offices. . . . . . . . . . . . . . . . . . . . . . . . .   1
ARTICLE II     MEETINGS OF STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . .   1
     SECTION 1.     Place of Meeting . . . . . . . . . . . . . . . . . . . . . . .   1
     SECTION 2.     Annual Meetings. . . . . . . . . . . . . . . . . . . . . . . .   1
     SECTION 3.     Special Meetings . . . . . . . . . . . . . . . . . . . . . . .   1
     SECTION 4.     Notice of Meetings . . . . . . . . . . . . . . . . . . . . . .   1
     SECTION 5.     Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     SECTION 6.     Adjournments . . . . . . . . . . . . . . . . . . . . . . . . .   2
     SECTION 7.     Order of Business. . . . . . . . . . . . . . . . . . . . . . .   2
     SECTION 8.     List of Stockholders . . . . . . . . . . . . . . . . . . . . .   3
     SECTION 9.     Voting and Proxies . . . . . . . . . . . . . . . . . . . . . .   3
     SECTION 10.    Inspectors . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     SECTION 11.    Consent in Lieu of Meeting . . . . . . . . . . . . . . . . . .   4
ARTICLE III     BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . .   4
     SECTION 1.     General Powers . . . . . . . . . . . . . . . . . . . . . . . .   4
     SECTION 2.     Number, Qualification and Election . . . . . . . . . . . . . .   4
     SECTION 3.     Notification of Nominations. . . . . . . . . . . . . . . . . .   5
     SECTION 4.     Quorum and Voting. . . . . . . . . . . . . . . . . . . . . . .   6
     SECTION 5.     Place of Meeting . . . . . . . . . . . . . . . . . . . . . . .   6
     SECTION 6.     Regular Meetings . . . . . . . . . . . . . . . . . . . . . . .   6
     SECTION 7.     Special Meetings . . . . . . . . . . . . . . . . . . . . . . .   6
     SECTION 8.     Notice of Meetings . . . . . . . . . . . . . . . . . . . . . .   6
     SECTION 9.     Rules and Regulations. . . . . . . . . . . . . . . . . . . . .   6
     SECTION 10.    Participation in Meeting by Means of Communications Equipment    7
     SECTION 11.    Action Without Meeting . . . . . . . . . . . . . . . . . . . .   7
     SECTION 12.    Resignations . . . . . . . . . . . . . . . . . . . . . . . . .   7
     SECTION 13.    Removal of Directors . . . . . . . . . . . . . . . . . . . . .   7
     SECTION 14.    Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . .   7


                                       -i-

                                      TABLE OF CONTENTS
                                         (continued)


     SECTION 15.    Compensation . . . . . . . . . . . . . . . . . . . . . . . . .   7
ARTICLE IV     EXECUTIVE AND OTHER COMMITTEES. . . . . . . . . . . . . . . . . . .   8
     SECTION 1.     Executive Committee. . . . . . . . . . . . . . . . . . . . . .   8
     SECTION 2.     Other Committees . . . . . . . . . . . . . . . . . . . . . . .   8
     SECTION 3.     Procedure; Meeting; Quorum . . . . . . . . . . . . . . . . . .   9
     SECTION 1.     Number; Term of Office . . . . . . . . . . . . . . . . . . . .   9
     SECTION 2.     Removal. . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     SECTION 3.     Resignation. . . . . . . . . . . . . . . . . . . . . . . . . .  10
     SECTION 4.     Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     SECTION 5.     Chairman of the Board. . . . . . . . . . . . . . . . . . . . .  10
     SECTION 6.     President. . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     SECTION 7.     Vice-Chairman of the Board . . . . . . . . . . . . . . . . . .  10
     SECTION 8.     Chairman of the Executive Committee. . . . . . . . . . . . . .  10
     SECTION 9.     Vice-Presidents. . . . . . . . . . . . . . . . . . . . . . . .  10
     SECTION 10.    Chief Financial Officer  . . . . . . . . . . . . . . . . . . .  10
     SECTION 11.    Secretary  . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     SECTION 12.    Chief Financial Officer  . . . . . . . . . . . . . . . . . . .  11
     SECTION 13.    Assistant Treasurers and Secretaries . . . . . . . . . . . . .  11
     SECTION 14.    Salaries . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     SECTION 15.    Delegation of Duties . . . . . . . . . . . . . . . . . . . . .  11
ARTICLE VI     INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     SECTION 1.     Directors and Officers . . . . . . . . . . . . . . . . . . . .  11
     SECTION 2.     Agents and Employees . . . . . . . . . . . . . . . . . . . . .  12
ARTICLE VII    CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     SECTION 1.     Certificates for Shares. . . . . . . . . . . . . . . . . . . .  12
     SECTION 2.     Transfer of Shares . . . . . . . . . . . . . . . . . . . . . .  12
     SECTION 3.     Addresses of Stockholders. . . . . . . . . . . . . . . . . . .  13
     SECTION 4.     Lost, Destroyed and Mutilated Certificates . . . . . . . . . .  13
     SECTION 5.     Regulations. . . . . . . . . . . . . . . . . . . . . . . . . .  13
     SECTION 6.     Fixing Date for Determination of Stockholders of Record. . . .  13


                                      -ii-

                                      TABLE OF CONTENTS
                                         (continued)


ARTICLE VIII  SEAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
ARTICLE IX    FISCAL YEAR. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
ARTICLE X     WAIVER OF NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . .  14
ARTICLE XI    AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
ARTICLE XII   MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     SECTION 1.     Execution of Documents . . . . . . . . . . . . . . . . . . . .  15
     SECTION 2.     Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     SECTION 3.     Checks . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     SECTION 4.     Stock in Other Corporations. . . . . . . . . . . . . . . . . .  15
     SECTION 5.     Bylaws Subject to Law and Certificate of Incorporation . . . .  15

                                    ARTICLE I

                                     Offices

     SECTION  1.     Registered  Office.  The registered office of American West
                     ------------------
Nursing Centers, Inc. (the "Corporation") in the State of Delaware shall be at 1209 Orange Street, Wilmington, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     SECTION  2.     Other  Offices.  The Corporation may also have an office or
                     --------------
offices and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or outside of the State of Delaware, as the Corporation's board of directors (the "Board of Directors") may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

     SECTION  1.     Place  of Meeting.  All meetings of the stockholders of the
                     -----------------
Corporation (the "Stockholders"), whether annual or special, shall be held at an office of the Corporation or at such other places, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors.

     SECTION 2.     Annual Meetings.  The annual meeting of the Stockholders for
                    ---------------
the election of directors and for the transaction of such other business as may properly come before such meeting shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders or, if no such meeting has been held, the date of incorporation.

     SECTION  3.     Special  Meetings.  Subject to the rights of the holders of
                     -----------------
any class or series of capital stock having a preference over the Corporation's common stock (the "Common Stock") as to dividends or upon liquidation, special meetings of the Stockholders for any purpose or purposes, unless otherwise prescribed by statute or the Certificate of Incorporation of the Corporation, as amended from time to time ("Certificate of Incorporation"), may be called only by the Chairman of the Board, a majority of the entire Board of Directors, or Common Stockholders holding in the aggregate fifty percent (50%) or more of the issued and outstanding shares of Common Stock. The Secretary shall convene a special meeting on the request of any such authorized person(s). The request shall specify the business to come before the special meeting and only such business as is specified in such request shall be included in the notice of any special meeting of the Stockholders and shall come before such special meeting.

     SECTION  4.     Notice  of Meetings.  Written notice of each meeting of the
                     -------------------
Stockholders, whether annual or special, shall be given, either by personal delivery or by mail, not less than ten (10) days nor more than sixty (60) days before the date of such meeting to each Stockholder of record entitled to notice of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States of America mail, postage prepaid, directed to the

Stockholder at such Stockholder's address as it appears on the records of the Corporation. Each such notice shall state the place, date and hour of such meeting and the purpose or purposes for which such meeting is called. Notice of any meeting of Stockholders shall not be required to be given to any Stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of such meeting, the lack of proper notice to such Stockholder or who shall waive notice thereof as provided in Article X of these Bylaws. Notice of adjournment of a meeting of Stockholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than thirty (30) days or, after the announced adjournment, a new record date is fixed for the adjourned meeting.

     SECTION  5.     Quorum.  The holders of a majority of the votes entitled to
                     ------
be cast by the Stockholders entitled to vote (which, if any vote is to be taken by classes, shall mean the holders of a majority of the votes entitled to be cast by the Stockholders of each class), present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the Stockholders.

     SECTION  6.     Adjournments.  In the absence of a quorum, the holders of a
                     ------------
majority of the votes entitled to be cast by the Stockholders present, in person or by proxy, may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 7.     Order of Business.  At each meeting of the Stockholders, the
                    -----------------
Chairman of the Board, or, in the absence of the Chairman of the Board, such person designated by the Board of Directors, shall act as chairman. At any annual meeting held after the Effective Time (as such term is defined in the Certificate of Incorporation), only such business shall be conducted as shall have been brought before such annual meeting (i) by or at the direction of the Board of Directors or (ii) by any Stockholder who complies with the procedures set forth in this SECTION 7.

     For business properly to be brought by a Stockholder before an annual meeting held after the Effective Time, the Stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a Stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than thirty (30) days nor more than sixty (60) days prior to the annual meeting; provided,
                                                                --------
however, that in the event that less than forty (40) days' notice or prior
-------
public disclosure of the date of the annual meeting is given or made to the Stockholders, notice by the Stockholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. To be in proper written form, a Stockholder's notice to the Secretary shall set forth in writing as to each matter the Stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the Stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the Stockholder; and (iv) any material interest of the Stockholder in such business.

     Notwithstanding anything contained in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this SECTION 7. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this SECTION 7, and if he should so determine, then he shall so declare to the annual meeting and any such business not properly brought before the annual meeting shall not be transacted.

     SECTION 8.     List of Stockholders.  It shall be the duty of the Secretary
                    --------------------
or other officer of the Corporation who has charge of the stock ledger to prepare and make, at least ten (10) days before each meeting of the Stockholders, a complete list of the Stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in such Stockholder's name. Such list shall be produced and kept available for inspection at the times and places, including during the conduct of meetings, as may be required by law.

     SECTION 9.     Voting and Proxies.  Each Stockholder of record of any class
                    ------------------
or series of capital stock having a preference over Common Stock as to dividends or upon liquidation shall be entitled at each meeting of the Stockholders to such number of votes for each share of such capital stock as may be fixed in the Certificate of Incorporation or in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such stock. Each Stockholder of record of Common Stock shall be entitled at each meeting of the Stockholders to one vote for each share of such capital stock registered in such Stockholder's name on the books of the Corporation:

          (a) on the date fixed pursuant to SECTION 6 of Article VII of these Bylaws as the record date for the determination of Stockholders entitled to notice of and to vote at such meeting; or

          (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or if notice is waived, then at the close of business on the day next preceding the day on which the meeting is held.

     Each Stockholder entitled to vote at any meeting of the Stockholders may authorize not in excess of three persons to act for such Stockholder by a proxy signed by such Stockholder or such Stockholder's attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

     Except as provided in the Certificate of Incorporation, at each meeting of the Stockholders, all corporate actions to be taken by vote of the Stockholders shall be authorized by a majority of the votes cast by the Stockholders entitled to vote thereon, present in person or represented by proxy, and where a separate vote by class is required, a majority of the votes cast by the Stockholders of such class, present in person or represented by proxy, shall be the act of such class.

     Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the Stockholder voting, or by such Stockholder's proxy, and shall state the number of shares voted.

     SECTION  10.     Inspectors.  Either the Board of Directors or, in the
                      ----------
absence of designation of inspectors by the Board of Directors, the chairman of any meeting of the Stockholders may, in its or such person's discretion, appoint two (2) or more inspectors to act at any meeting of the Stockholders. Such inspectors shall perform such duties as shall be specified by the Board of Directors or the chairman of the meeting. Inspectors need not be Stockholders, employees, officers or directors of the Corporation. No director or nominee for the office of director shall be appointed as any such inspector.

     SECTION  11.     Consent  in  Lieu  of  Meeting.  In accordance with
                      ------------------------------
SECTION 228 of the Delaware General Corporation Law, any action required or permitted to be taken at any meeting of Stockholders of this Corporation may be taken by written consent without a meeting of Stockholders.


                                   ARTICLE III

                               Board of Directors

     SECTION 1.     General Powers.  The business and affairs of the Corporation
                    --------------
shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the Stockholders.

     SECTION  2.     Number,  Qualification  and  Election.  Except as otherwise
                     -------------------------------------
provided in the Certificate of Incorporation, the number of directors of the Corporation shall be determined from time to time by the vote of a majority of the entire Board of Directors, provided that the number thereof may not be less than three (3).

     Each of the directors of the Corporation shall hold office until (i) the next annual meeting of the Stockholders following such director's election and until such director's successor shall have been elected and qualified or (ii) his earlier death, resignation or removal in the manner that the directors of the Corporation other than those who may be elected pursuant to the terms of any series of preferred stock or any other securities of the Corporation other than Common Stock may determine from time to time. Once the Corporation has a class of its stock listed on the New York Stock Exchange, the American Stock Exchange or the National Market System of the Nasdaq Stock Market (or any successor to that entity, the directors of the Corporation shall be classified, with respect to the time for which they hold office, into three (3) classes as nearly equal in number as possible: one (1) class whose term expires at the first (1st) annual meeting of Stockholders after such listing, another class whose term expires at the second (2nd) annual meeting of Stockholders to be held after such listing and another class whose term expires at the third (3rd) annual meeting of Stockholders to be held after such listing, with the directors in each class to hold office until their successors are elected and qualified If the number of directors is changed by the Board of Directors, then any newly-created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible; provided,
                                                                      --------
however, that no decrease in the number of directors shall shorten the term of
-------
any incumbent director. At each annual meeting of the Stockholders, subject to the rights of the holders of any class or series of capital stock having a preference over Common Stock as to dividends or upon liquidation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of Stockholders held in the third (3rd) year following the year of their election.

     Directors need not be Stockholders. In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed to be elected.

     SECTION  3.     Notification  of Nominations.  Subject to the rights of the
                     ----------------------------
holders of any class or series of capital stock having a preference over Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or by any Stockholder entitled to vote for the election of directors.

     A Stockholder's nomination shall be made by giving timely notice in proper written form thereof to the Secretary of the Corporation. To be timely, a Stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) calendar days nor more than sixty (60) calendar days prior to the meeting; provided, however, that in the event that less than forty (40) calendar days'
--------  -------
notice or prior public disclosure of the date of the meeting is given or made to the Stockholders, notice by the Stockholder to be timely must be so received not later than the close of business on the tenth (10th) calendar day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

     To be in proper written form, such Stockholder's notice shall set forth in writing: (i) as to each person whom the Stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the Stockholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such Stockholder and (y) the class and number of shares of capital stock of the Corporation which are beneficially owned by such Stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a Stockholder's notice of nomination which pertains to the nominee.

     In the event that a Stockholder seeks to nominate one (1) or more directors, the Secretary may appoint two (2) inspectors, who shall not be affiliated with the Corporation, to determine whether a Stockholder has complied with this SECTION 3. If the inspectors shall determine that a Stockholder has not complied with this SECTION 3, then the inspectors shall direct the chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

     SECTION  4.     Quorum  and Voting.  Except as may otherwise be provided by
                     ------------------
these Bylaws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting to another time and place. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION  5.     Place  of  Meeting.  The Board of Directors may hold its
                     ------------------
meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     SECTION  6.     Regular  Meetings.  Regular meetings of the Board of
                     -----------------
Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine, except that the annual meeting of the Board of Directors to elect officers of the Corporation for the ensuing year shall be held within ten (10) days after the annual meeting of Stockholders. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

     SECTION  7.     Special  Meetings.  Special meetings of the Board of
                     -----------------
Directors shall be held whenever called by the Chairman of the Board or by a majority of the directors.

     SECTION 8.     Notice of Meetings.  Notice of regular meetings of the Board
                    ------------------
of Directors or of any adjourned meeting thereof need not be given, except as required pursuant to Article XI of these Bylaws. Notice of each special meeting of the Board of Directors shall be mailed to each director, addressed to such director at such director's residence or usual place of business, at least two
(2) calendar days before the day on which the meeting is to be held or shall be sent to such director at such place by telegraph or be given personally or by telephone or telecopy not later than the calendar day before the meeting is to be held, but notice need not be given to any director who shall, either before or after such meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.

     SECTION  9.     Rules  and  Regulations.  The  Board of Directors may adopt
                     -----------------------
such rules and regulations not inconsistent with the provisions of these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors may deem to be proper. In the absence of the Chairman of the Board, such person designated by the Board of Directors shall preside at meetings of the Board of Directors.

     SECTION  10.     Participation  in  Meeting  by  Means  of  Communications
                      ---------------------------------------------------------
Equipment.  Any one (1) or more members of the Board of Directors or any
---------
committee thereof may participate in any meeting of the Board of Directors or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     SECTION  11.     Action  Without Meeting.  Any action required or permitted
                      -----------------------
to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board of Directors or of any such committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

     SECTION  12.     Resignations.  Any director of the Corporation may at any
                      ------------
time resign by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION  13.     Removal  of Directors.  Any director may be removed at any
                      ---------------------
time only for cause by an affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the shares then entitled to vote in the election of directors. The vacancy in the Board of Directors caused by any such removal may be filled by the Stockholders at such meeting or as provided in SECTION 14 of Article III of these Bylaws.

     SECTION  14.     Vacancies.  In the case of any vacancy on the Board of
                      ---------
Directors or in the case of any newly-created directorship, a director elected to fill the vacancy or the newly-created directorship for the unexpired portion of the term being filled may be elected by a majority of the directors of the Corporation then in office, though less than a quorum, or by a sole remaining director. The director elected to fill any such vacancy shall hold office for the unexpired term in respect of which such vacancy occurred and until his successor shall be elected and shall qualify or until his earlier death, resignation or removal in the manner provided by these Bylaws.

     SECTION  15.     Compensation.  Subsequent to the Effective Time, each
                      ------------
director who shall not at the time also be a salaried officer or employee of the Corporation or any of its subsidiaries (hereinafter referred to as an "outside director"), in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board of Directors or of committees of the Board of Directors, or both, as the Board of Directors shall from time to time determine. In addition, at any time, each director, whether or not an outside director, shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person's duties as a director. Nothing contained in this
SECTION 15 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                         Executive and Other Committees

     SECTION  1.     Executive  Committee.  The Board of Directors may, by
                     --------------------
resolution adopted by a majority of the entire Board of Directors, designate annually two (2) or more of its members to constitute members or alternate members of an Executive Committee, which Executive Committee shall have and may exercise, between the members of the Board of Directors, all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including, but not limited to, if such Executive Committee is so empowered and authorized by resolution adopted by a majority of the entire Board of Directors, the power and authority to declare a dividend and to authorize the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except that such Executive Committee shall not have such power or authority in reference to:

          (a)  amending the Certificate of Incorporation;

          (b) adopting an agreement of merger or consolidation involving the Corporation;

          (c) recommending to the Stockholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation;

          (d) recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution;

          (e) taking any action related to the approval or determination of any matter in connection with any business combination;

          (f) filling vacancies on the Board of Directors or on any committee of the Board of Directors, including, but not limited to, the Executive Committee; or

          (g) amending or repealing any resolution of the Board of Directors which by its terms may be amended or repealed only by the Board of Directors.

The Board of Directors shall have the power at any time to change the membership of the Executive Committee, to fill all vacancies in it and to discharge it, either with or without cause.

     SECTION 2.     Other Committees.  The Board of Directors may, by resolution
                    ----------------
adopted by a majority of the entire Board of Directors, designate from among its members one (1) or more other committees, each of which shall have such authority of the Board of Directors as may be specified in the resolution of the Board of Directors designating such committee. A majority of all of the members of such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power at any time to change the membership of, to fill all vacancies in and to discharge any such committee, either with or without cause.

     SECTION  3.     Procedure;  Meeting;  Quorum.  Regular meetings of the
                     ----------------------------
Executive Committee or of any other committee of the Board of Directors, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of the Executive Committee or any other committee of the Board of Directors shall be called at the request of any member thereof. Notice of each special meeting of the Executive Committee or of any other committee of the Board of Directors shall be sent by mail, telegraph or telephone or delivered personally to each member thereof not later than the calendar day before the day on which such meeting is to be held, but notice of any such special meeting need not be given to any such member who shall, either before or after such special meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Any special meeting of the Executive Committee or any other committee of the Board of Directors shall be a valid meeting without any notice thereof having been given if all of the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the Board of Directors need not be given. Each of the Executive Committee and each other committee of the Board of Directors may adopt such rules and regulations that are not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as the Executive Committee or each other committee of the Board of Directors, as the case may be, may deem to be proper. A majority of the members of the Executive Committee or of any other committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting thereof, and the vote of a majority of the members thereof present at any meeting thereof at which such a quorum is present shall be the act of the Executive Committee or such other committee, as the case may be. Each of the Executive Committee and each other committee of the Board of Directors shall keep written minutes of its proceedings and shall report on such proceedings to the Board of Directors.

                                    ARTICLE V

                                    Officers

     SECTION  1.     Number;  Term  of  Office.  The officers of the Corporation
                     -------------------------
shall be a Chairman of the Board, a Chairman of the Executive Committee, if any, a President, a Chief Financial Officer, a Secretary and such other officers and agents with such titles and such duties as the Board of Directors may from time to time determine, each to have such authority, functions or duties as provided for in these Bylaws or as the Board of Directors may from time to time determine and each to hold office for such term as may be prescribed by the Board of Directors and until such officer's successor shall have been chosen and shall qualify, or until such officer's death or resignation, or until such officer's removal in the manner hereinafter provided. The Chairman of the Board and the Chairman of the Executive Committee, if any, shall be elected from among the directors. One (1) person may hold the offices and perform the duties of any two
(2)  or more of such officers; provided, however, that no officer shall execute,
                               --------  -------
acknowledge or verify any instrument in more than one (1) capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two (2) or more officers. The Board of Directors may from time to time authorize any officer to appoint and remove any such other subordinate officers and agents and to prescribe their powers, duties and terms of office and removal. The Board of Directors may require any officer or agent to give security for the faithful performance of such person's duties.

     SECTION 2.     Removal.  Any officer may be removed, either with or without
                    -------
cause, by the Board of Directors at any meeting thereof called for such purpose or, except in the case of the Chairman of the Board, Chairman of the Executive Committee, the President, any Vice President, the Secretary or any officer elected by the Board of Directors, by any committee or superior officer upon whom such power may be conferred by the Board of Directors.

     SECTION  3.     Resignation.  Any officer may resign at any time by giving
                     -----------
notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein, but the acceptance of such resignation shall not be necessary to make it effective.

     SECTION  4.     Vacancies.  A vacancy in any office because of death,
                     ---------
resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election to such office.

     SECTION  5.     Chairman of the Board.  The Chairman of the Board shall, if
                     ---------------------
present, preside at meetings of the Board of Directors and, if present, preside at meetings of the Stockholders.

     SECTION  6.     President.  Subject to the ultimate control by the Board of
                     ---------
Directors, the President shall be the chief executive officer of the Corporation and shall have responsibility for the general supervision and direction of the business and affairs of the Corporation. The President shall perform such other duties as the Board of Directors may from time to time determine.

     SECTION 7.     Vice-Chairman of the Board.  The Vice-Chairman of the Board,
                    --------------------------
if any, shall, when requested, counsel with and advise the Chairman of the Board and other officers of the Corporation and shall perform such other duties as the Board of Directors may from time to time determine.

     SECTION  8.     Chairman  of  the Executive Committee.  The Chairman of the
                     -------------------------------------
Executive Committee, if any, shall, if present, preside at meetings of the Executive Committee. Any Chairman of the Executive Committee shall, when requested, counsel with and advise the Chairman of the Board and other officers of the Corporation and shall perform such other duties as the Board of Directors or the Executive Committee may from time to time determine.

     SECTION  9.     Vice-Presidents.  Each Vice-President, if any, shall have
                     ---------------
such powers and duties as shall be prescribed by the Chairman of the Board or the Board of Directors.

     SECTION 10.     Chief Financial Officer.  The Chief Financial Officer shall
                     -----------------------
perform all duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to the Chief Financial Officer by the Chairman of the Board, the President, if any, or the Board of Directors.

     SECTION  11.     Secretary.  The Secretary shall see that all notices
                      ---------
required to be given by the Corporation are duly given and served. The Secretary shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of capital stock of the Corporation

(unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws. The Secretary shall have charge of the stock ledger and also of the other books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law are properly kept and filed, and the Secretary shall in general perform all of the duties incident to the office of Secretary and such other duties as from time to time may be assigned to such person by the Chairman of the Board or the Board of Directors.

     SECTION  12.     Chief  Operating Officer.  The Chief Operating Officer, if
                      ------------------------
any, shall perform all of the duties incident to such office and such other duties as may from time to time be assigned to such person by the Chairman of the Board, the President or the Board of Directors.

     SECTION  13.     Assistant  Treasurers  and  Secretaries.  The Assistant
                      ---------------------------------------
Treasurers and Assistant Secretaries, if any, shall perform such duties as shall be assigned to them by the Treasurer or Secretary, respectively, or by the Chairman of the Board or the Board of Directors.

     SECTION 14.     Salaries.  The salaries of the officers shall be fixed from
                     --------
time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

     SECTION  15.     Delegation  of  Duties.  In case of the absence of any
                      ----------------------
officer of the corporation or for any other reason which may seem sufficient to the Board of Directors, the Board of Directors may, for the time being, delegate his powers and duties, or any of them, to any other officer or to any director.

                                   ARTICLE VI

                                 Indemnification

     SECTION  1.     Right to Indemnification.  Each person who was or is made a
                     ------------------------
party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in SECTION 3 of this

ARTICLE VI with respect to proceedings to enforce rights to indemnification, the
----------
Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     SECTION  2.     Right  to  Advancement  of  Expenses.  The right to
                     ------------------------------------
indemnification conferred in SECTION 1 of this ARTICLE VI shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this SECTION 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in SECTIONS 1 and 2 of this ARTICLE VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     SECTION  3.     Right  of  Indemnitee  to  Bring  Suit.  If a claim under
                     --------------------------------------
SECTION 1 or 2 of this ARTICLE VI is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VI or otherwise shall be on the Corporation.

     SECTION  4.     Non-Exclusivity  of  Rights.
                     ---------------------------

The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     SECTION  5.     Insurance.  The Corporation may maintain insurance, at its
                     ---------
expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     SECTION  6.     Indemnification of Employees and Agents of the Corporation.
                     ----------------------------------------------------------
The Corporation may, to the extent authorized from time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                   ARTICLE VII

                                  Capital Stock

     SECTION  1.     Certificates  for Shares.  Certificates representing shares
                     ------------------------
of capital stock of each class of the Corporation, whenever authorized by the Board of Directors, shall be in such form as shall be approved by the Board of Directors. The certificates representing shares of capital stock of each class shall be signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Chief Financial Officer or an Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation, which may be a facsimile thereof. Any or all of such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although, if any officer, transfer agent or registrar whose manual or facsimile signature is affixed to any such certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue. The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or registrar or by any other officer or agent designated by the Board of Directors.

     SECTION 2.     Transfer of Shares.  Transfers of shares of capital stock of
                    ------------------
each class of the Corporation shall be made only on the books of the Corporation by the holder thereof or by such holder's attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, if any, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name such shares of capital stock stand on the books of the Corporation shall be deemed to be the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares of capital
             --------  -------
stock shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the stock ledger entry for the transfer. No transfer of shares of capital stock shall be valid as against the Corporation, its Stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

     SECTION 3.     Addresses of Stockholders.  Each Stockholder shall designate
                    -------------------------
to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such person, and, if any Stockholder shall fail to designate such address, corporate notices may be served upon such person by mail directed to such person at such person's post office address, if any, as the same appears on the share record books of the Corporation or at such person's last known post office address.

     SECTION  4.     Lost,  Destroyed and Mutilated Certificates.  The holder of
                     -------------------------------------------
any share of capital stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. The Corporation may issue to such holder a new certificate or certificates for such shares of stock, upon the surrender of the mutilated certificates or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction. The Board of Directors, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and such transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     SECTION  5.     Regulations.  The Board of Directors may make such
                     -----------
additional rules and regulations as it may deem to be expedient concerning the issue and transfer of certificates representing shares of capital stock of each class of the Corporation and may make such rules and take such action as it may deem to be expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

     SECTION 6.     Fixing Date for Determination of Stockholders of Record.  In
                    -------------------------------------------------------
order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of the Stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any right, or entitled to exercise any right in respect of any change, conversion or exchange of capital stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) calendar days nor less than ten (10) calendar days before the date of such meeting, nor more than sixty (60) calendar days prior to any other action. A determination of the Stockholders entitled to notice or to vote at a meeting of the Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record
         --------  -------
date for the adjourned meeting.

                                  ARTICLE VIII

                                      Seal

     The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and such other words and figures as the Board of Directors may approve and adopt. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE IX

                                   Fiscal Year

     The fiscal year of the Corporation shall end on the 30th of June each year.

                                    ARTICLE X

                                Waiver of Notice

     Whenever any notice whatsoever is required to be given under these Bylaws, under the Certificate of Incorporation or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing, which writing shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed to be equivalent to such notice.

                                   ARTICLE XI

                                   Amendments

     The Board of Directors shall have the power to amend, alter or repeal these Bylaws and to adopt new Bylaws from time to time by an affirmative vote of a majority of the entire Board of Directors, as then constituted; provided,
                                                                --------
however, that notice of the proposal to make, alter, amend or repeal the Bylaws
-------
was included in the notice of the director's meeting at which such action was to take place. At the next Stockholders' meeting following any such action by the Board of Directors, the Stockholders, by a majority vote of those present and entitled to vote, shall have the power to alter or repeal any Bylaws newly adopted by the Board of Directors or to restore to their original status the Bylaws which the Board of Directors may have altered or repealed, and the notice of such Stockholders' meeting shall include notice that the Stockholders will be called on to ratify any action taken by the Board of Directors with regard to the Bylaws.

                                   ARTICLE XII

                                  Miscellaneous

     SECTION  1.     Execution  of  Documents.  The Board of Directors or any
                     ------------------------
committee thereof shall designate the officers, employees and agents of the Corporation who shall have the power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including, but not limited to, the authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board of Directors or any such committee may determine. In the absence of such designation referred to in the first sentence of this SECTION 1, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

     SECTION  2.     Deposits.  All funds of the Corporation not otherwise
                     --------
employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or any committee thereof or any officer of the Corporation to whom power in that respect shall have been delegated by the Board of Directors or any such committee shall select.

     SECTION 3.     Checks.  All checks, drafts and other orders for the payment
                    ------
of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors or of any committee thereof.

     SECTION 4.     Stock in Other Corporations.  Any shares of capital stock in
                    ---------------------------
any other corporation or equity interests in a partnership or limited liability company which may from time to time be held by this corporation may be represented and voted at any meeting of shareholders, partners or members of such entity by the Chairman of the Board, or the President or a Vice President, or by any other person or persons thereunto authorized by the Board of Directors, or by any proxy designated by written instrument of appointment executed in the name of this corporation by its Chairman of the Board, President or a Vice President. Shares of capital stock belonging to the corporation need not stand in the name of the corporation, but may be held for the benefit of the corporation in the individual name of the Chief Financial Officer or of any other nominee designated for the purpose by the Board of Directors. Certificates for shares so held for the benefit of the corporation shall be endorsed in blank or have proper stock powers attached so that said certificates are at all times in due form for transfer, and shall be held for safekeeping in such manner as shall be determined from time to time by the Board of Directors.

     SECTION  5.     Bylaws Subject to Law and Certificate of Incorporation.
                     ------------------------------------------------------
Each provision of these Bylaws is subject to any contrary provision contained in the Certificate of Incorporation or of any applicable law as from time to time may be in effect, and to the extent any such provision is inconsistent therewith, such provision shall be superseded thereby for as long as and in any case in which it is inconsistent, but for all other purposes these Bylaws shall continue in full force and effect.

                            CERTIFICATE OF SECRETARY
                            ------------------------

     I, the undersigned, do hereby certify:

     1. That I am the duly elected and acting Secretary of American West Nursing Centers, Inc., a Delaware corporation (the "Corporation"); and

     2. That the foregoing Amended and Restated Bylaws, consisting of sixteen (16) pages, exclusive of cover sheet and table of contents, constitute the Bylaws of the Corporation as duly adopted by the Corporation's Board of Directors as of July 25, 2001.
                    ---

     IN  WITNESS WHEREOF, I have executed this Certificate as of July 25, 2001.
                                                                     ---


                                       By:    /s/  Chad  Horning
                                              ------------------------------
                                              Chad  Horning,  Secretary